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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-00346, 33-06609, 33-50692, 33-59937, 333-24139, 333-52990, 333-52139, 333-65338, 333-65336 and 333-65798) of Media 100 Inc. of our report dated November 3, 1999, with respect to the consolidated financial statements and schedule of Digital Origin, Inc. (not presented separately therein), included in the Media 100 Inc. Annual Report on Form 10-K for the year ended November 30, 2001 filed with the Securities and Exchange Commission.

                    /s/ ERNST & YOUNG LLP

San Jose, California
February 25, 2002

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CONSENT OF INDEPENDENT AUDITORS